UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 14, 2023

TROIKA MEDIA GROUP, INC.
(Exact name of registrant as speciﬁed in its charter)

Nevada	001-40329	83-0401552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identiﬁcation No.)

25 W 39th Street New York, NY	10018
(Address of principal executive oﬃces)	(Zip Code)
Registrant’s telephone number, including area code (212) 213-0111
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares $0.001 par value	TRKA	The NASDAQ Capital Market
Redeemable Warrants to acquire Common Shares	TRKAW	The NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

Effective on August 14, 2023, Troika Media Group, Inc. (the “Company”) terminated the employment of Sadiq Toama, its Chief Executive Officer, for “Cause,” pursuant to the terms of his employment agreement. Mr. Toama was deemed to have resigned from the Company’s Board of Directors (the “Board”) immediately upon his termination, pursuant to the terms of his employment agreement. The Company has also terminated the employment of Erica Naidrich, its Chief Financial Officer, for “Cause,” pursuant to the terms of her employment agreement. The Special Committee of the Company’s Board (the “Special Committee”) recently engaged outside counsel to conduct an investigation into, among other things, a potential personal relationship between Mr. Toama and Ms. Naidrich, previous representations made by Mr. Toama and Ms. Naidrich to the Chairman of the Board during a prior investigation into such relationship, and the impact of any such relationship and prior disclosures (or lack thereof) on the Company. During this investigation, Mr. Toama and Ms. Naidrich both confirmed for the first time to the investigators and members of the Board and Special Committee that they are, and have been, engaged in a consensual, personal relationship.

On August 14, 2023, the Board determined that “Cause” existed to terminate the employment of Mr. Toama and Ms. Naidrich pursuant to the terms of their respective employment agreements, including, among other things, for engaging in acts of gross misconduct that are materially injurious to the Company.

Effective immediately, the Company has appointed Grant Lyon, a current member of the Board, as the Company’s Interim Chief Executive Officer and Eric Glover as the Company’s Interim Chief Financial Officer. The Company entered into an engagement letter (the “Areté Engagement Letter”) with Areté Capital Partners, LLC (“Areté”), a consulting firm founded and owned by Mr. Lyon, which is attached hereto as Exhibit 10.1, and which is incorporated by reference herein, pursuant to which Areté will make Messrs. Lyon and Glover available to serve as the Interim Chief Executive Officer and Interim Chief Financial Officer, respectively. The Board has initiated a comprehensive search process to identify a permanent Chief Executive Officer and a permanent Chief Financial Officer.

Pursuant to the Areté Engagement Letter, the Company will pay Areté $10,000 per week in respect of Mr. Lyon’s service as the Company’s Interim Chief Executive Officer, $25,000 per week in respect of Mr. Glover’s services as the Company’s Interim Chief Financial Officer and $15,000 per week for the services of an additional staff person, for a total of $50,000 per week. The weekly fee will increase to $70,000 for work performed in connection with a chapter 11 bankruptcy filing or the implementation of an out-of-court restructuring. The Areté Engagement Letter further provides for reimbursement of reasonable out-of-pocket expenses incurred in connection with this engagement. If the Company terminates the engagement without “Cause” or if either is terminated for “Good Reason” (each as defined in the Areté Engagement Letter), in either case, prior to the date which is three months from the date of the Areté Engagement Letter, the Company will be obligated to pay an additional amount equal to $200,000 less any amounts previously paid to Areté pursuant to the Areté Engagement Letter. The Areté Engagement Letter also contains customary confidentiality and inventions assignment covenants. Neither of Mr. Lyon nor Mr. Glover will be eligible by virtue of their engagement to participate in any of the employee benefit plans or programs of the Company. Mr. Lyon will continue in his role as a member of the Board while serving as the Company’s Interim Chief Executive Officer, but he will not receive his cash fee for his board service while he is serving as the Company’s Interim Chief Executive Officer.

The biographical information for Mr. Lyon disclosed in the Company’s Transition Report on Form 10-KT/A for the six-month transition period ended December 31, 2022, is incorporated herein by reference.

Mr. Glover, age 62, has more than thirty-five years of operating experience leading multinational companies across a wide range of industries, including aerospace & defense, automotive, banking, business services, construction, consumer products, commercial/industrial products, distribution, healthcare, hi-tech, logistics, media services, oil & gas, private equity, restaurant, and retail. Mr. Glover is also Managing Director of Areté Capital Partners, for which Mr. Lyon is also the Co-Founder and Managing Partner.

During his career, Mr. Glover has held Board and/or C-Suite level positions with Raben Tire Company, Finca Impact Finance, Health Connect America, Paragon Integrated Services Group, QMax, LifeWay Christian Stores, Le Creuset of America, Publicis USA, United Technologies Photonics, and Able Body Corporation. Beginning his career in public accounting, Mr. Glover is a Certified Public Accountant and has an MBA from the University of Connecticut and a bachelor’s degree from Missouri Southern State College.

There is no family relationship between or among Messrs. Lyon or Glover, and any of the other executive officers and directors of the Company. Except for the Areté Engagement Letter summarized above and attached hereto as Exhibit 10.1, neither of Messrs. Grant or Lyon is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act.

The Company reserves all of its rights related to the foregoing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
10.1	Engagement Letter by and between Troika Media Group, Inc. and Areté Capital Partners, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Troika Media Group, Inc.
(Registrant)

Date: August 15, 2023	By:	/s/ Derek Mckinney
(Signature)
Derek McKinney General Counsel and Corporate Secretary